Exhibit 10.II.C

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES (MONOCAL)

PHILIPPINES

DATE:	September 12, 2007

SELLER:	MOSAIC FERTILIZER LLC, d.b.a. MOSAIC FEED INGREDIENTS 8813 HWY 41 SOUTH RIVERVIEW, FL 33569

BUYER:	CARGILL, INCORPORATED % CARGILL PHILIPPINES GRAIN AND OILSEED CRUSH BUSINESS UNIT 1257 MAKATI CITY, METRO MANILA PHILIPPINES

PRODUCT:	MONOCALCIUM PHOSPHATE (MONOCAL)

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	PHILIPPINES

PERIOD:	JUNE 1, 2007 THROUGH MAY 31, 2008

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	30 DAYS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL, INCORPORATED	MOSAIC FERTILIZER, LLC

By:	By:
Name:	Name:
Its:	Its: